Exhibit 10.1
MIDDLE MARKET FINANCE,
a division of Merrill Lynch Business Financial Services Inc.
222 North LaSalle Street
Chicago, IL 60601
                                        May 11, 2007
Mr. William R. Estill
Chief Financial Officer
Collegiate Pacific Inc.
13950 Senlac Drive, Suite 100
Dallas, TX 75234
Dear Bill:
     I refer to the Amended and Restated Credit Agreement dated as of November 13, 2006 (as amended to date, the “Credit Agreement”) among Collegiate Pacific Inc., Merrill Lynch Business Financial Services Inc., as Administrative Agent, as a Lender, as Sole Bookrunner and Sole Lead Arranger, and the additional Lenders from time to time party thereto. Capitalized terms used but not defined in this letter will have the meanings respectively assigned to those terms in the Credit Agreement.
     Borrower has advised Administrative Agent that (a) it desires to finance its general liability insurance and liability umbrella insurance coverages provided by Lexington Insurance Company, and its crime and fidelity insurance coverages from Zurich American Insurance Company, and has asked Administrative Agent and the Lenders to permit the incurrence by it of such indebtedness. Administrative Agent and the Lenders have each agreed to allow Borrower to incur such indebtedness upon the terms and subject to the conditions set forth in this letter agreement.
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent, Lenders and the other signatories below hereby agree as follows:
     Section 5.1 of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of subsection 5.1(f), (b) deleting the period at the end of subsection 5.1(g) and inserting a semicolon in its place and adding the word “and” at the end of subsection 5.1(g) and (c) by inserting the following new subsection 5.1(h) as follows:
“(h) Debt to Lexington Insurance Company and Zurich American Insurance Company in an aggregate principal amount at any time outstanding not greater than $600,000, solely for the purpose of financing insurance premiums and related taxes and fees in respect of general liability, umbrella, crime and fiduciary insurance coverages provided by such insurance companies, plus, in each case, interest on such amount at a rate per annum not to exceed 6.53%.”

     Except as amended hereby, the Operative Documents shall remain in full force and effect.
     This letter agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, without regard to principles of conflicts of law.
     Please confirm your agreement to this letter agreement, by signing this letter below where indicated and returning it by email to brian_talty@ml.com and by returning the original by mail.

Very truly yours, MIDDLE MARKET FINANCE, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and as a Lender
By:	/s/ Brian Talty
Brian Talty, Vice President

Consented to and Agreed:
BANK OF AMERICA, N.A.
By: /s/
Print Name:
Print Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/
Print Name:
Print Title:
COLLEGIATE PACIFIC INC.
By: /s/ William R. Estill
          William R. Estill, Chief Financial Officer
SPORT SUPPLY GROUP, INC.
By: /s/ William R. Estill
          William R. Estill, Chief Financial Officer

TOMARK SPORTS, INC.
By: /s/ William R. Estill
          William R. Estill, Chief Financial Officer
KESSLERS TEAM SPORTS, INC.
By: /s/ William R. Estill
           William R. Estill, Chief Financial Officer
DIXIE SPORTING GOODS CO., INC.
By: /s/ William R. Estill
           William R. Estill, Chief Financial Officer

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